Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-205467) and related prospectus of Del Taco Restaurants, Inc. and

(2)	Registration Statement (Form S-8 No. 333-206927) pertaining to the 2015 Omnibus Incentive Plan of Del Taco Restaurants, Inc.;

of our report dated March 18, 2019, with respect to the consolidated financial statements and schedule of Del Taco Restaurants, Inc., included in this Annual Report (Form 10-K) of Del Taco Restaurants, Inc. for the year ended January 1, 2019.

/s/ Ernst & Young LLP

Irvine, California
March 18, 2019